EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

Third Quarter 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$18,831	53,457	0.35
Net loss from discontinued operations	(1,634)	53,457	(0.03)
Net income available to common stockholders	$17,197	53,457	0.32

Effect of dilutive securities:
Restricted stock	-	7
Restricted stock units	-	824
Employee stock purchase plan	-	7
Stock options	-	93
Deferred shares	-	185

Diluted EPS:
Net income from continuing operations	$18,831	54,573	0.35
Net loss from discontinued operations	(1,634)	54,573	(0.03)
Net income available to common stockholders	17,197	54,573	0.32

Third Quarter 2009	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$20,606	52,751	$0.39
Net loss from discontinued operations	(7,599)	52,751	(0.14)
Net income available to common stockholders	$13,007	52,751	$0.25

Effect of dilutive securities:
Restricted stock	-	280
Restricted stock units	-	196
Employee stock purchase plan	-	15
Stock options	-	130
Deferred shares	-	176

Diluted EPS:
Net income from continuing operations	$20,606	53,548	$0.38
Net loss from discontinued operations	(7,599)	53,548	(0.14)
Net income available to common stockholders	13,007	53,548	0.24

Nine Months 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$45,515	53,298	0.85
Net loss from discontinued operations	(3,749)	53,298	(0.07)
Net income available to common stockholders	$41,766	53,298	0.78

Effect of dilutive securities:
Restricted stock	-	32
Restricted stock units	-	759
Employee stock purchase plan	-	8
Stock options	-	111
Deferred shares	-	182

Diluted EPS:
Net income from continuing operations	$45,515	54,390	0.84
Net loss from discontinued operations	(3,749)	54,390	(0.07)
Net income available to common stockholders	41,766	54,390	0.77

Nine Months 2009	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$23,014	52,560	$0.44
Net loss from discontinued operations	(7,196)	52,560	(0.14)
Net income available to common stockholders	$15,818	52,560	0.30

Effect of dilutive securities:
Restricted stock	-	302
Restricted stock units	-	150
Employee stock purchase plan	-	10
Stock options	-	109
Deferred shares	-	181

Diluted EPS:
Net income from continuing operations	$23,014	53,312	$0.43
Net loss from discontinued operations	(7,196)	53,312	(0.13)
Net income available to common stockholders	15,818	53,312	0.30